UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

MYDX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55596	99-0384160
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite B San Diego, CA 92121
(Address of principal executive offices, including zip code)

(800) 814-4550
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 4, 2019, MyDx, Inc. (the “Company”) entered into a Separation and Release of Claims Agreement with Mr. Cannabis, Inc., Mr. Matthew Bucciero and Mr. Erai Beckman (the “MRC Parties”), which was effective as of August 1, 2019 (“Separation Agreement”).

The Separation Agreement was entered into in connection with the departure of Mr. Bucciero and Mr. Beckman from the Company. Mr. Bucciero was the Chief Executive Officer and Chief Financial Officer of the Company and Mr. Beckman was a director of the Company until their resignations on August 1, 2019. Prior to their resignations, Mr. Bucciero and Mr. Beckman were providing services to the Company pursuant to a Consulting Agreement entered into on November 10, 2018 between the Company and Mr. Cannabis, Inc. (the “Consulting Agreement”). Pursuant to, and in accordance with the terms and conditions of the Consulting Agreement, the Mr. Cannabis, Inc. was issued a common stock purchase warrant to purchase twenty two and one half percent (22.5%) of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share at the time of the first notice of exercise given by the Consultant to the Company, exercisable at a price of $.001 per share and for a term of three years from the date of issuance (the “Warrant”).

Pursuant to the Separation Agreement:

●	Each MRC Party agreed that he or it has received all payments and compensation owed to him or it by the Company.
●	The Consulting Agreement and Warrant were each, in their entirety, rescinded.
●	The Company, on the one hand, and each of the MRC Parties, on the other, released claims they may have had against the other in connection with the Consulting Agreement, the Warrant, and the services provided by the MRC Parties to the Company, except for claims arising out of the Separation Agreement or the Indemnification Agreements.
●	The Company is required to enter into an indemnification agreement with each of Mr. Bucciero and Mr. Beckman. The Indemnification Agreements will provide indemnification, in addition to that provided by the Nevada Revised Statutes (“NRS”) or any successor statutes, to the indemnified party provided that the indemnified party (i) acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, (ii) is not liable pursuant to NRS 78.138, and (iii) with respect to any criminal Proceeding (as defined therein), had no reasonable cause to believe the indemnified party’s conduct was unlawful.

The Company did not incur any early termination penalties in connection with the rescission of the Consulting Agreement or the Warrant.

The foregoing description of the Separation Agreement is a summary. We will file a copy of the Separation Agreement as an exhibit to our next quarterly report on Form 10-Q.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2019	MYDX, INC.

	By:	/s/ Daniel Yazbeck
Daniel Yazbeck
Director

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